EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                              MARCH 9, 2010

TANDY LEATHER FACTORY REPORTS 31 CENTS EPS FOR 2009, UP 29% OVER 2008

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the fourth quarter and year ended December 31, 2009.  A conference call will be conducted by Jon Thompson, CEO, Shannon Greene, CFO, and Mark Angus, Senior Vice President, at 2:00 p.m. Eastern Time today.  Dial-in details have been provided previously.

Consolidated net income for the quarter was $1,306,000 compared to consolidated net income of $943,000 million for the fourth quarter of 2008.  Fully diluted earnings per share for the quarter were $0.13, compared to $0.09 for the same quarter of the previous year.  Total sales for the quarter ended December 31, 2009 increased 13% to $15.6 million from $13.7 million for the fourth quarter of 2008.  Consolidated sales for the year ended December 31, 2009 were $54.5 million, up 4% from 2008 sales of $52.5 million.  Consolidated net income for 2009 was $3.3 million or $0.31 per fully-diluted share versus $2.6 million or $0.24 per fully-diluted share for 2008.

Sales in the Retail Leathercraft division for the fourth quarter of 2009 increased $1.4 million over the previous year's fourth quarter, representing a 20% improvement.  Same stores sales increased 18% over the fourth quarter of 2008.  Seventy-five Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2009, compared to seventy-three retail stores a year earlier.  For the year, Retail Leathercraft’s sales increased $2.8 million, or 11%, over 2008. Same store sales for the year increased 9% compared to 2008.

Fourth quarter sales for the Wholesale Leathercraft division increased $349,000 over the same quarter of 2008, a 5% improvement.  Same store sales increased 6% while national account sales were up 3% for the quarter.  For the year, Wholesale Leathercraft’s sales were down $1.3 million, or 5%.  2009 same store sales decreased 5% while sales to national accounts were down 3%.

International Leathercraft’s fourth quarter sales increased $88,000 over the same quarter of 2008, a 32% improvement.  For the year, International Leathercraft’s sales were increased 56% to $1.3 million from $836,000.  The International Leathercraft division consists of one store located in the UK which opened in February 2008.

Consolidated gross profit margin for the fourth quarter was 61.8%, an improvement from 61.3% for the fourth quarter of 2008.  For 2009, consolidated gross profit margin was 59.9%, improving from the previous year's gross profit margin of 59.2%.  Consolidated operating expenses for the fourth quarter of 2008 were 48.5% of sales, increasing $646,000 or 9.3% over the same quarter of 2008.  Operating expenses totaled 50.5% of sales for 2009, increasing $489,000 or 1.8% from 2008.

Jon Thompson, Chief Executive Officer, commented, "2009 turned out to be a good year, despite a slow start.  Our sales increased, our gross profit margin increased, and our operating margin increased.  That makes for a successful year.  We have a lot to build on and are looking forward to 2010.  We are committed to expanding our store base, both domestically and internationally, albeit slowly.  We are going to be cautious in order to ensure success.”

Shannon Greene, Chief Financial Officer and Treasurer, added, “Our goal for 2009 was to increase sales and increase earnings over 2008 and we met that goal. We ended the year with the most cash in our history.  We are financially strong and we believe we are positioned to take on whatever challenges arise.   Expense control will continue to be a priority, in order to maximize earnings. While we are not providing specific sales and earnings guidance, our goal for 2010 will be to increase sales and earnings over 2009.”

Ms. Greene continued, “On a related note, we have made the decision to discontinue the operation of Roberts, Cushman & Company, our wholly-owned subsidiary that distributes hatbands and trims to hat manufacturers. Our focus continues to be on the expansion of our retail store chain, both domestically and internationally.  That focus, along with the decline in Roberts, Cushman’s sales in recent years, lead us to the decision to discontinue this division at this time. The operation has been an immaterial part of our total company for several years so the impact to our financial performance overall will hardly be noticed.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 76 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the American Stock Exchange with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:                  Shannon  L. Greene, Tandy Leather Factory, Inc.                                                                                (817) 872-3200 or sgreene@tandyleather.com
    Mark Gilbert, Magellan Fin, LLC                                                                                (317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 12/31/09		Quarter Ended 12/31/08
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,819,116	$789,573	$6,469,900	$698,164
Retail Leathercraft	8,405,937	1,231,572	6,998,780	767,218
International Leathercraft	364,489	54,988	276,894	48,440
Total Operations	$15,589,542	$2,076,133	$13,745,574	$1,513,822

	Year Ended 12/31/09		Year Ended 12/31/08
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$25,095,391	$2,017,915	$26,423,858	$1,782,528
Retail Leathercraft	28,079,863	2,900,700	25,231,145	2,188,282
International Leathercraft	1,307,485	176,486	836,535	54,532
Total Operations	$54,482,739	$5,095,101	$52,491,538	$4,025,342

Wholesale Leathercraft	Quarter Ended 12/31/09		Quarter Ended 12/31/08
	# of stores	Sales	# of stores	Sales
Same store sales	30	$6,155,369	30	$5,822,920
National account group		663,747		646,980
Total Sales – Wholesale Leathercraft	30	$6,819,116	30	$6,469,900

Wholesale Leathercraft	Year Ended 12/31/09		Year Ended 12/31/08
	# of stores	Sales	# of stores	Sales
Leather Factory stores	30	$21,953,841	30	$23,173,103
National account group		3,141,550		3,250,755
Total Sales – Wholesale Leathercraft	30	$25,095,391	30	$26,423,858

Retail Leathercraft	Quarter Ended 12/31/09		Quarter Ended 12/31/08
	# of stores	Sales	# of stores	Sales
Same store sales	73	$8,281,028	73	$6,998,780
New store sales	2	124,909	-	-
Total Sales – Retail Leathercraft	75	$8,405,937	73	$6,998,780

Retail Leathercraft	Year Ended 12/31/09		Year Ended 12/31/08
	# of stores	Sales	# of stores	Sales
Same store sales	72	$27,473,377	72	$25,123,119
New store sales	3	606,486	1	108,026
Total Sales – Retail Leathercraft	75	$28,079,863	73	$25,231,145

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

	Three Months		Twelve Months
	2009 (unaudited)	2008	2009 (unaudited)	2008
NET SALES	$15,589,542	$13,745,574	$54,482,739	$52,491,538

COST OF SALES	5,955,804	5,319,857	21,873,365	21,441,179

Gross Profit	9,633,738	8,425,717	32,609,374	31,050,359

OPERATING EXPENSES	7,557,605	6,911,895	27,514,273	27,025,017

INCOME FROM OPERATIONS	2,076,133	1,513,822	5,095,101	4,025,342

Interest expense	67,981	82,382	297,864	332,107
Other, net	12,207	67,321	(164,165)	(265,035)
Total other expense	80,188	149,703	133,699	67,072

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,995,945	1,364,119	4,961,402	3,958,270

PROVISION FOR INCOME TAXES	745,100	497,901	1,700,259	1,446,423

NET INCOME FROM OPERATIONS	$1,250,845	$866,218	$3,261,143	$2,511,847

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	55,080	77,200	56,914	92,336

NET INCOME	$1,305,925	$943,418	$3,318,057	$2,604,183

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.12	$0.08	$0.31	$0.23
Diluted	$0.12	$0.08	$0.31	$0.23

NET INCOME PER COMMON SHARE:
Basic	$0.13	$0.09	$0.32	$0.24
Diluted	$0.13	$0.09	$0.31	$0.24

Weighted Average Number of Shares Outstanding:
Basic	10,160,119	10,779,703	10,471,103	10,931,306
Diluted	10,238,142	10,845,517	10,535,736	11,015,657

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/09 (unaudited)	12/31/08
CURRENT ASSETS:
Cash	$7,891,962	$7,810,298
Short-term investments, including certificates of deposit	5,017,000	3,011,000
Accounts receivable-trade, net of allowance for doubtful accounts of $136,000 and $43,000 in 2009 and 2008, respectively	1,202,811	1,180,349
Inventory	16,865,826	16,011,147
Deferred income taxes	271,481	229,501
Other current assets	791,884	777,550
Total current assets	32,040,964	29,019,845

PROPERTY AND EQUIPMENT, at cost	15,111,497	15,340,732
Less accumulated depreciation and amortization	(5,431,776)	(5,019,885)
	9,679,721	10,320,847

GOODWILL	983,823	966,655
OTHER INTANGIBLES, net of accumulatd amortization of $418,000 and $367,000 in 2009 and 2008, respectively	307,802	355,492
OTHER assets	314,921	313,074
	$43,327,231	$40,975,913

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,185,032	$1,148,577
Accrued expenses and other liabilities	3,988,144	3,182,194
Income taxes payable	399,536	271,122
Current maturities of capital lease obligation	-	265,111
Current maturities of long-term debt	202,500	202,500
Total current liabilities	5,775,212	5,069,504

DEFERRED INCOME TAXES	682,364	600,309

CAPITAL LEASE OBLIGATION, net of current maturities	-	328,838
LONG-TERM DEBT, net of current maturities	3,510,000	3,712,500
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized,
11,021,951 and 10,944,951 shares issued at 2009 and 2008, 10,130,628 and 10,664,555 outstanding at 2009 and 2008, respectively	26,453	26,388
Paid-in capital	5,491,736	5,464,443
Retained earnings	29,959,912	26,641,853
Treasury stock at cost (891,323 shares at 2009; 330,396 shares at 2008)	(2,452,649)	(828,385)
Accumulated other comprehensive income	334,203	(39,537)
Total stockholders' equity	33,359,655	31,264,762
	$43,327,231	$40,975,913

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

	2009 (unaudited)	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,318,057	$2,604,183
Income from discontinued operations	56,914	92,336
	3,261,143	2,511,847
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	1,125,009	975,903
Loss on disposal or abandonment of assets	21,540	13,385
Impairment of equipment	343,543	-
Non-cash stock-based compensation	2,540	30,495
Deferred income taxes	40,776	477,490
Other	339,305	(373,139)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(99,994)	1,327,899
Inventory	(900,466)	1,469,762
Income taxes	147,310	204,858
Other current assets	(14,334)	325,286
Accounts payable-trade	36,455	(348,987)
Accrued expenses and other liabilities	810,564	1,115,586
Total adjustments	1,852,248	5,218,538
Net cash provided by continuing operating activities	5,113,391	7,730,385
Cash provided from discontinued operating activities	161,070	119,682
Net cash provided by operating activities	5,274,461	7,850,067

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(791,565)	(2,845,548)
Payments in connection with businesses acquired	-	-
Purchases of certificates of deposit	(8,671,000)	(3,109,000)
Proceeds from maturities of certificates of deposit	6,665,000	98,000
Purchases of marketable securities	-	-
Proceeds from sale of marketable securities	-	500,000
Proceeds from sale of assets	2,510	42,114
Purchase of intangible assets	-	(24,708)
Decrease (increase) in other assets	(1,847)	122,140
Net cash provided by continuing investing activities	(2,796,902)	(5,217,002)
Cash provided from discontinued investing activities	-	-
Net cash used in investing activities	(2,796,902)	(5,217,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(202,500)	(135,000)
Payments on capital lease obligations	(593,949)	(209,765)
Repurchase of common stock (treasury stock)	(1,624,264)	(802,898)
Proceeds from issuance of common stock and warrants	24,818	14,500
Net cash provided by continuing financing activities	(2,395,895)	(1,133,163)
Cash provided from discontinued financing activities	-	-
Net cash used in financing activities	(2,395,895)	(1,133,163)

NET INCREASE IN CASH	81,664	1,499,902
CASH, beginning of period	7,810,298	6,310,396
CASH, end of period	$7,891,962	$7,810,298

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$297,367	$332,107
Income tax paid during the period, net of (refunds)	1,622,273	878,110

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	-	803,713